UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2024

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

 (507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As reported below in Item 5.07, on April 25, 2024, the shareholders of Fastenal Company (the 'Company') approved an amendment (the 'Amendment') to the Restated Articles of Incorporation of the Company, which removed Article VI regarding supermajority approval of business combinations with certain interested parties. The Amendment was subsequently filed with the Office of the Minnesota Secretary of State and became effective on April 25, 2024.
A description of the Restated Articles of Incorporation of the Company, as amended (the 'Restated Articles'), was included in the Company's proxy statement for its annual meeting of shareholders (the 'Annual Meeting') filed with the Securities and Exchange Commission on March 6, 2024. A copy of the Restated Articles is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 25, 2024, the Company held its Annual Meeting in Winona, Minnesota. As of the record date for the Annual Meeting, there were 572,426,650 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There were 521,019,489 shares of Common Stock represented in person or by proxy at the Annual Meeting; therefore, a quorum was present. The following is a brief summary of each matter voted upon at the Annual Meeting:
•Proposal #1 – Election of directors. The election of a board of directors consisting of eleven members to serve until the next regular meeting of shareholders or until their successors have been elected and qualified. The voting results were as follows:

Names of Directors	Total Number of Votes For	Total Number of Votes Against	Total Number of Votes Abstaining
Scott A. Satterlee	447,133,157	16,028,068	1,938,583
Michael J. Ancius	429,521,780	34,784,514	793,514
Stephen L. Eastman	447,841,790	16,345,840	912,178
Daniel L. Florness	458,947,150	5,458,497	694,161
Rita J. Heise	429,070,268	35,107,328	922,212
Hsenghung Sam Hsu	457,893,093	6,452,355	754,360
Daniel L. Johnson	454,868,748	9,178,795	1,052,265
Nicholas J. Lundquist	454,992,864	9,191,012	915,932
Sarah N. Nielsen	460,077,754	4,245,330	776,724
Irene A. Quarshie	462,989,716	1,325,836	784,256
Reyne K. Wisecup	453,617,984	10,722,807	759,017
There were 55,919,681 broker non-votes.
Based on the votes set forth above, all of the foregoing persons were elected to serve until the next regular meeting of shareholders or until their successors have been elected and qualified.
•Proposal #2 – Ratification of appointment of independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

For	Against	Abstain
486,091,152	31,207,365	3,720,972
Based on the votes set forth above, the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by the Company's shareholders.
•Proposal #3 – An advisory vote on a non-binding resolution to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting. The voting results were as follows:

For	Against	Abstain
430,001,431	33,753,135	1,345,242
There were 55,919,681 broker non-votes.
Based on the votes set forth above, the resolution for the approval, on an advisory basis, of the compensation of the Company's named executive officers was adopted by the Company's shareholders.

•Proposal #4 - Approval of an amendment to the Company's Restated Articles of Incorporation to delete Article VI regarding supermajority approval of business combinations with certain interested parties. The voting results were as follows:

For	Against	Abstain
461,340,376	2,320,469	1,438,963
There were 55,919,681 broker non-votes.
Based on the votes set forth above, the amendment to the Company's Restated Articles of Incorporation to delete Article VI regarding supermajority approval of business combinations with certain interested parties was adopted by the Company's shareholders.
•Proposal #5 - Consideration of a shareholder proposal relating to simple majority vote. The shareholder proposal as set forth in the proxy statement for the Annual Meeting was not properly presented for a vote because the proponent failed to present the proposal personally or through a qualified representative at the Annual Meeting. If the shareholder proposal had been properly presented, the proposal would not have been approved by the Company's shareholders, with the voting results as follows:

For	Against	Abstain
188,934,885	271,122,260	5,042,663
There were 55,919,681 broker non-votes.
Based on the votes set forth above, the shareholder proposal relating to simple majority vote was not adopted by the Company's shareholders.
Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Restated Articles of Incorporation, as amended effective as of April 25, 2024.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

April 30, 2024	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer